UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: September 11, 2006

Golden Eagle International, Inc.
(Name of small business issuer as specified in its charter)

Colorado	0-23726	84-1116515
State of	Commission File	IRS Employer
Incorporation	Number	Identification No.

9661 South 700 East, Salt Lake City, Utah 84070
Address of principal executive offices

(801) 619-9320
Telephone number, including
Area code

8040 South Kolb Road, Tucson, Arizona 85706
Former name or former address if changed since last report

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On September 11, 2006, the Board of Directors of Golden Eagle International, Inc. (hereafter referred to as “we” or “our” or “Golden Eagle”), voted whether to: (a) ratify and approve the termination of Terry C. Turner as our President, Chief Executive Officer and Chairman of the Board during our Board Meeting held on August 24, 2006 and the assumption of those offices by H.E. Dunham, which motion failed to be ratified or approved; and (b) approve and clarify Terry C. Turner’s removal as President, Chief Executive Officer and Chairman of the Board and all other officer and employee positions with Golden Eagle as of the date of the Board Meeting, September 11, 2006, which motion failed to be approved. In light of the failure of those motions, Terry C. Turner was never terminated as our President, Chief Executive Officer, and Chairman of the Board, and H.E. Dunham was never appointed to those positions during our August 24, 2006 Board Meeting. As such, Terry C. Turner continues to serve us as President, Chief Executive Officer, and Chairman of the Board. The Board of Directors concluded by majority consensus that a reasonable misunderstanding took place during the August 24, 2006 Board Meeting that led to the confusion discussed in our Form 8-K disclosure of September 7, 2006. H.E. “Gene” Dunham continues to serve as our Chief Operating Officer, Acting Chief Financial Officer, and as a member of our Board.

Item 8.01  Other Events

Office Relocation from Tucson, Arizona to Salt Lake City, Utah
From August 28, 2006 to September 13, 2006 are offices had been located at 8040 South Kolb Road, Tucson, Arizona, but prior to that they had been located at 9661 South 700 East, Salt Lake City, Utah 84070. On September 11, 2006, our Board of Directors, by majority vote, approved our closure of the Tucson offices and relocation back to our previous office space at 9661 South 700 East, Salt Lake City, Utah 84070. Effective September 15, 2006, we will have re-occupied our offices in Salt Lake City, Utah, which encompass three executive offices, a foyer/waiting area, a small conference room and a file storage area totaling approximately 1,200 square feet. Our offices in Salt Lake City, Utah are sufficient for our needs. Effective September 12, 2006, our telephone number will once again be: (801) 619-9320 and effective Monday, September 18, 2006 our facsimile telephone number will once again be: (801) 619-1747. Our rent payment for this office space is $1,451 per month.

Federal District Court Action Filed by Terry Turner against us and Directors Kevin K. Pfeffer, H.E. Dunham, and William A. Jacobs. Voluntary dismissal of Golden Eagle as a defendant.
As previously disclosed in our Form 8-K dated September 7, 2006, on September 1, 2006, Terry C. Turner (“the Plaintiff”) filed an action against us, Kevin K. Pfeffer, H.E. Dunham, and William A. Jacobs (“the Defendants”) in the United States District Court for the District of Utah (“the Court”), Terry C. Turner v. Golden Eagle International, Inc., Kevin K. Pfeffer, H.E. Dunham and William A. Jacobs, Civil Action No.2:06-cv-00738-TC (D. Utah, Complaint Filed Sept. 1, 2006).

On September 12, 2006, the Plaintiff filed a motion voluntarily dismissing Golden Eagle as a defendant; on September 13, 2006, the Court granted Plaintiff’s motion and dismissed Golden Eagle from the lawsuit. The Court postponed a Preliminary Injunction hearing on September 13, 2006 since many of the issues addressed in Plaintiff’s Complaint had been resolved; however, Plaintiff may seek a Preliminary Injunction hearing from the Court at a later date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on the thirteenth day of September 2006.

Golden Eagle International, Inc.

By:	/s/ Terry C. Turner
President, Chief Executive Officer & Chairman of the Board
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